                                                                     EXHIBIT 4.4
                                                                     -----------

_______________________________________________________________________________


                                Rights Agreement

                                    between

                                 Alpharma Inc.

                                      and

                               BankBoston, N.A.,
                               Subscription Agent

                    Rights to Purchase Class A Common Stock


                                August 26, 1997


_______________________________________________________________________________

                                                                     EXHIBIT 4.4
                                                                     -----------


This RIGHTS AGREEMENT (the "Agreement") is dated as of August 26, 1997, between Alpharma Inc., a Delaware corporation (the "Company"), and BankBoston, N.A., a national banking association, as subscription agent (the "Subscription
Agent").

WHEREAS, the Company proposes to issue Rights (the "Rights") entitling the holders thereof to purchase (a) an aggregate of up to two million, two hundred sixty-two thousand, six hundred eighty-six (2,262,686) shares of the Company's Class A Common Stock, $.20 par value (the "Class A Common Stock") plus (b) additional shares which the holders thereof are entitled to purchase due to the rounding of the number of Rights up to the nearest whole number (the "Rounding Shares"). The Whole Shares and Rounding Shares are referred to collectively as the "Shares"; and

WHEREAS, the Subscription Agent, at the request of the Company, has agreed to act as the agent of the Company in connection with the issuance, registration, transfer, exchange and exercise of the Rights;

NOW, THEREFORE, in consideration of the premises and mutual agreements herein set forth, the parties hereto agree as follows:

     Section 1. Appointment of Subscription Agent. The Company hereby appoints the Subscription Agent to act as agent for the Company in accordance with the instructions hereinafter set forth; and the Subscription Agent hereby accepts such appointment, upon the terms and conditions hereinafter set forth.


     Section 2. Amount Issued. (a) Subject to the provisions of this Agreement, Rights to purchase two million, two hundred sixty-two thousand, six hundred eighty-six (2,262,686). Whole Shares and the Rounding Shares may be issued and delivered by the Company hereunder. The Company shall deliver to holders of Class A Common Stock as of August 26, 1997 (the "Record Date") (the "Record Holders") one-sixth of a Right for each share of Class A Common Stock held of record on the Record Date. No fractional rights or cash in lieu thereof will be issued or paid. The number of Rights distributed to each Record Holder will be rounded up to the nearest whole number. Each Right shall entitle the holder thereof to purchase one share of Class A Common Stock at a price of $16.34 per share upon exercise of the Right as herein provided.

     Section 3. Form of Subscription Certificates. (a) The Rights shall be evidenced by certificates (the "Subscription Certificates") to be delivered pursuant to this Agreement in registered form only. The Subscription Certificates and the forms of election to purchase Shares and of assignment to be printed on the reverse thereof shall be in substantially the form set forth in Exhibit A hereto together with such appropriate insertions, omissions,
   ---------
substitutions and other variations as are required or permitted by this Agreement, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with any law or with any rules made pursuant thereto or with any rules of any securities exchange, any agreement between the Company and any holder of a Right (a "Rightholder"), or as may, consistently herewith, be determined by the officers executing such Subscription Certificates, as evidenced by their execution of such Subscription Certificates.

          (b) No Subscription Certificate may be divided in such a way as to permit the holder to receive a greater number of Rights than the number to which such Subscription Certificate entitles its holder, except that a depositary, bank, trust company, and securities broker or dealer holding shares of Class A Common Stock on the Record Date for more than one beneficial owner may by delivering a written request

                                                                     EXHIBIT 4.4
                                                                     ----------

by 5:00 p.m., New York City time, on a date which is ten business days from the effective date of the Registration Statement, as hereinafter defined, and, upon proper showing to the Subscription Agent, exchange its Subscription Certificate to obtain a Subscription Certificate for the number of Rights to which all such beneficial owners in the aggregate would have been entitled had each been a Record Holder. The Company reserves the right to refuse to issue any such Subscription Certificate if such issuance would be inconsistent with the principle that each beneficial owner's holdings will be rounded up to the nearest whole Right.

     Section 4. Execution of Subscription Certificates. Subscription Certificates shall be signed on behalf of the Company by its Chairman, President, a Vice President or its Treasurer and attested by its Secretary or Assistant Secretary, under its corporate seal. Each such signature upon the Subscription Certificates may be in the form of a facsimile signature of the current or any future Chairman, President, Vice President, Treasurer, Secretary or Assistant Secretary and may be imprinted or otherwise reproduced on the Subscription Certificates and for that purpose the Company may adopt and use the facsimile signature of any person who shall have been Chairman, President, Vice President, Treasurer, Secretary or Assistant Secretary, notwithstanding the fact that at the time the Subscription Certificates shall be countersigned and delivered or disposed of, such person shall have ceased to hold such office.
The seal of the Company may be in the form of a facsimile thereof and may be impressed, affixed, imprinted or otherwise reproduced on the Subscription Certificates.

If any officer of the Company who shall have signed any of the Subscription Certificates shall cease to be such officer before the Subscription Certificates so signed shall have been countersigned by the Subscription Agent or disposed of by the Company, such Subscription Certificates nevertheless may be countersigned and delivered or disposed of as though such person had not ceased to be such officer of the Company; and any Subscription Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Subscription Certificate, shall be a proper officer of the Company to sign such Subscription Certificate, although at the date of the execution of this Agreement any such person was not such officer.

     Section 5. Registration and Countersignature. Subscription Certificates shall be manually countersigned and dated the date of countersignature by the Subscription Agent and shall not be valid for any purpose unless so countersigned. The Subscription Certificates shall be numbered and shall be registered in a register (the "Rights Register") to be maintained by the Subscription Agent.

     The Subscription Agent's countersignature on all Subscription Certificates shall be in substantially the form set forth in Exhibit A hereto.
                                                ---------

     The Company and the Subscription Agent may deem and treat the registered holder of a Subscription Certificate as the absolute owner thereof (notwithstanding any notation of ownership or other writing thereon made by anyone), for the purpose of any exercise thereof or any distribution to the holder thereof and for all other purposes, and neither the Company nor the Subscription Agent shall be affected by any notice to the contrary.

     Section 6. Registration of Transfers and Exchanges. Until the Close of Business on the Expiration Date (as hereinafter defined), the Subscription Agent shall from time to time register the transfer of any outstanding Subscription Certificates in the Rights Register, upon surrender of such Subscription Certificates, duly endorsed, and, if not surrendered by or on behalf of an original holder of Subscription Certificates or a transferee thereof, accompanied by a written instrument or instruments of transfer in form satisfactory to the Subscription Agent, duly signed by the registered holder or holders thereof or by the duly appointed legal

                                                                     EXHIBIT 4.4
                                                                     -----------

representative thereof or by a duly authorized attorney, such signature to be guaranteed by (a) a bank or trust company, (b) a broker or dealer that is a member of the National Association of Securities Dealers, Inc. (the "NASD"), (c) a member of a national securities exchange or (d) by an "eligible guarantor institution" as defined under Rule 17Ad-15 promulgated under the Securities Exchange Act of 1934, as amended. Upon any such registration of transfer, a new Subscription Certificate shall be issued to the transferee.

     Subscription Certificates may be exchanged at the option of the holder or holders thereof, when surrendered to the Subscription Agent at its offices or agency maintained in New York, New York (or at such other offices or agencies as may be designated by the Agent) for the purpose of exchanging, transferring and exercising the Rights (a "Subscription Agent Office,") or at the offices of any successor Subscription Agent as provided in Section 18 hereof, for another Subscription Certificate or other Subscription Certificates of like tenor and representing in the aggregate a like number of Rights.

     The Subscription Agent is hereby authorized to countersign, in accordance with the provisions of Section 5 and of this Section 6, and deliver the new Subscription Certificates required pursuant to the provisions of this Section, and for the purpose of any distribution of Subscription Certificates contemplated by Section 13.

     For purposes of this Agreement, "Affiliate" or "affiliate" means, with respect to any person, (i) any other person or entity controlling, controlled by or under common control with such person, and (ii) any officer, director, partner, trustee, beneficiary or employee of any person referred to in clause
(i) above.

     Section 7. Duration and Exercise of Rights; Subscription Price. (a) The Rights shall expire at (i) 5:00 p.m. New York City time (the "Close of Business") on November 25, 1997 or (ii) the Close of Business on such later date as shall be determined in the sole discretion of the Company in a written statement to the Subscription Agent and with notice to registered Rightholders in the manner provided for in Section 15 (such date of expiration being hereinafter referred to as the "Expiration Date"). At such time as the Rights become exercisable, and thereafter until the Close of Business on the Expiration Date, the Rights may be exercised on any business day. After the Close of Business on the Expiration Date, the Rights will become void and of no value.

     (b)  (i)   Subject to the provisions of this Agreement, including Section
13, each Right shall entitle the holder thereof to purchase from the Company (and the Company shall issue and sell to such holder of a Right) one fully paid and nonassessable Share at the price of $16.34 (U.S.) (such price being the "Subscription Price"). The holder of a Right shall exercise such holder's right to purchase Shares by depositing with the Subscription Agent at a Subscription Agent Office, the Subscription Certificate evidencing such Right, with the form of election to purchase on the reverse thereof duly completed and signed by the registered holder or holders thereof or by the duly appointed legal representative thereof or by a duly authorized attorney, such signature (if not signed by or on behalf of an original holder of Rights) to be guaranteed in the manner described in Section 6 hereof, and paying to the Subscription Agent in lawful money of the United States of America by certified check or official bank check an amount equal to the Subscription Price multiplied by the number of Shares in respect of which such Rights are being exercised.

          (ii) If a Right Holder wishes to exercise Rights, but time will not permit such holder to cause the Subscription Certificate or Subscription Certificates evidencing such Rights to reach the Subscription Agent on or prior to the Expiration Date, such Rights may nevertheless be exercised if all of the following conditions (the "Guaranteed Delivery Procedures") are met:

                                                                     EXHIBIT 4.4
                                                                     -----------

          (A) such holder has caused payment in full of the Subscription Price for each Share being subscribed to be received (in the manner set forth in (i) above) by the Subscription Agent on or prior to the Expiration Date;

          (B) the Subscription Agent receives, on or prior to the Expiration Date, a guarantee notice (a "Notice of Guaranteed Delivery"), substantially in the form provided with the Instruction as to Use of Alpharma Inc. Subscription Certificates (the "Instructions") distributed with the Subscription Certificates, from a member firm of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc. (the "NASD"), or from a commercial bank or trust company having an office or correspondent in the United States (each, an "Eligible Institution"), stating the name of the exercising Right Holder, the number of Rights represented by the Subscription Certificate or Subscription Certificates held by such exercising Right Holder, the number of Shares being subscribed for and guaranteeing the delivery to the Subscription Agent of any Subscription Certificate evidencing such Rights within five New York Stock Exchange trading days following the date of the Notice of Guaranteed Delivery; and

          (C) the properly completed Subscription Certificate or Subscription Certificates evidencing the Rights being exercised, with any required signatures guaranteed, is received by the Subscription Agent within five New York Stock Exchange trading days following the date of the Notice of Guaranteed Delivery relating thereto. The Notice of Guaranteed Delivery may be delivered to the Subscription Agent in the manner set forth in
     Section 20 hereof.

     Unless a Subscription Certificate (i) provides that the shares of Class A Common Stock to be issued pursuant to the exercise of Rights represented thereby are to be delivered to the holder of such Rights or (ii) is submitted for the account of an Eligible Institution, signatures on such Subscription Certificate must be guaranteed by an Eligible Institution.

     (c) Subject to Section 9, upon such surrender of a Subscription Certificate and payment of the Subscription Price, the Subscription Agent shall requisition from the Company's Class A Common Stock transfer agent (the "Transfer Agent") for issuance and delivery to or upon the written order of the registered holder of such Subscription Certificate and in such name or names as such registered holder may designate, a certificate or certificates for the Share or Shares issuable upon the exercise of the Right or Rights evidenced by such Subscription Certificate. Such certificate or certificates shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become the holder of record of such Share or Shares as of the date of the surrender of such Subscription Certificate duly executed and payment of the aggregate Subscription Price. The Subscription Price will be deemed to have been received by the Subscription Agent only upon (i) clearance of any uncertified check, or (ii) receipt by the Subscription Agent of any certified check or bank draft drawn upon a U.S. bank or any postal, telegraphic or express money order. The Rights evidenced by a Subscription Certificate shall be exercisable, at the election of the registered holder thereof, either as an entirety or from time to time for a portion of the number of Rights specified in the Subscription Certificate. If less than all of the Rights evidenced by a Subscription Certificate surrendered upon the exercise of Rights are exercised at any time prior to the Expiration Date, a new Subscription Certificate or Certificates shall be issued for the number of Rights evidenced by the Subscription Certificate so surrendered that have not been exercised, and the Subscription Agent is hereby authorized to countersign such new Subscription Certificate or Certificates pursuant to the provisions of Section 6 and this
Section 7.

                                                                     EXHIBIT 4.4
                                                                     -----------

     (d) The Subscription Agent shall account promptly to the Company with respect to Rights exercised and concurrently pay or deliver to the Company all moneys and other consideration received by it upon the purchase of Shares through the exercise of Rights.

     (e) If either the number of Rights being exercised is not specified on a Subscription Certificate, or the payment delivered is not sufficient to pay the full aggregate Subscription Price for all shares of Class A Common Stock stated to be subscribed for, the Right Holder will be deemed to have exercised the maximum number of Rights that could be exercised for the amount of the payment delivered by such Right Holder. If the payment delivered by the Right Holder exceeds the aggregate Subscription Price for the number of Rights evidenced by the Subscription Certificate(s) delivered by such Right Holder, the payment will be applied, until depleted, to subscribe for shares of Class A Common Stock.
Any excess payment remaining after the foregoing allocation will be returned to the Right Holder as soon as practicable by mail, without interest or deduction.

     Section 8. Cancellation of Rights. If the Company shall purchase or otherwise acquire Rights, the Subscription Certificates representing such Rights shall thereupon be delivered to the Subscription Agent and be cancelled by it and retired. The Subscription Agent shall cancel all Subscription Certificates surrendered for exchange, substitution, transfer or exercise in whole or in part. Subscription Certificates so cancelled shall be delivered by the Subscription Agent to the Company from time to time upon request.

     Section 9. Payment of Taxes. The Company will pay all documentary stamp taxes attributable to the initial issuance of Rights and of Shares upon the exercise of Rights; provided, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issue of any Subscription Certificates or any certificates for Shares in a name other than the registered holder of a Subscription Certificate surrendered upon the exercise of a Right, and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid or adequate provision has been made for the payment thereof.

     Section 10. Mutilated or Missing Subscription Certificates. If any of the Subscription Certificates shall be mutilated, lost, stolen or destroyed, the Company may in its discretion issue, and the Subscription Agent shall countersign and deliver, in exchange and substitution for and upon cancellation of the mutilated Subscription Certificate, or in lieu of and substitution for the Subscription Certificate lost, stolen or destroyed, a new Subscription Certificate of like tenor and representing an equivalent number of Rights, but only upon receipt of evidence satisfactory to the Company and the Subscription Agent of such loss, theft or destruction of such Subscription Certificate and indemnity or bond, if requested, also satisfactory to them. Applicants for such substitute Subscription Certificates shall also comply with such other reasonable regulations and pay such other reasonable charges as the Company or the Subscription Agent may prescribe.

     Section 11. Reservation of Shares. For the purpose of enabling it to satisfy any obligation to issue Shares upon exercise of Rights, the Company will at all times through the Close of Business on the Expiration Date, reserve and keep available, free from preemptive rights and out of its aggregate authorized but unissued or treasury shares of Class A Common Stock, the number of Shares deliverable upon the exercise of all outstanding Rights, and the Transfer Agent is hereby irrevocably authorized and directed at all times to reserve such number of authorized and unissued or treasury shares of Class A Common Stock as shall be required for such purpose. The Company will keep a copy of this Agreement on file with such Transfer Agent and with every transfer agent for any shares of the Company's capital stock issuable upon the exercise of Rights pursuant to Section 12. The Subscription Agent is hereby irrevocably authorized to requisition from

                                                                     EXHIBIT 4.4
                                                                     -----------

time to time from such Transfer Agent stock certificates issuable upon exercise of outstanding Rights, and the Company will supply such Transfer Agent with duly executed stock certificates for such purpose.

     Before taking any action that would cause an adjustment pursuant to Section 13(b) reducing the Subscription Price below the then par value (if any) of the Shares issuable upon exercise of the Rights, the Company will take any corporate action that may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable Shares at the Subscription Price as so adjusted.

     The Company covenants that all Shares issued upon exercise of the Rights will, upon issuance in accordance with the terms of this Agreement, be fully paid and nonassessable and free from all liens, charges and security interests created by or imposed upon the Company with respect to the issuance thereof.


     Section 12. Registration of Rights and Shares; Prospectus Delivery. (a) The Company has filed or shortly after the date hereof will file with the SEC a registration statement, on Form S-3 (the "Registration Statement") which has been or will be declared effective. The Company will use it best efforts to keep the Registration Statement continuously effective from the date hereof through the Close of Business ten (10) business days following the Expiration Date; provided however, that if the Company has received a written request from
      -------- -------
any person who in the judgment of the Company may be deemed to be an affiliate of the Company, (as that term is defined in Rule 144 promulgated under the Securities Act) prior to the Expiration Date that any Shares acquired as the result of the exercise of a Right are owned or deemed to be owned by such affiliate and that such Shares will be owned or will be deemed to be owned by such affiliate on and after the Expiration Date, then the Company shall use its best efforts to keep the Registration Statement provided for by this Section 12 effective for so long as necessary to permit sales of such Shares to be made by such affiliate but in no event longer than the first anniversary of the Expiration Date. So long as any unexpired Rights remain outstanding and if required in order to comply with the Securities Act, the Company agrees that it will file such post-effective amendments to the Registration Statement provided for in this Section 12. So long as any Rights remain outstanding (and so long as necessary to permit affiliates to sell Shares in the circumstances and subject to the limitations described in the second preceding sentence), the Company will take all necessary action (a) to obtain and keep effective any and all permits, consents and approvals of government agencies and authorities and to make filings under federal and state securities acts and laws, which may be or become necessary in connection with the issuance, sale, transfer and delivery of the Subscription Certificates, the exercise of the Rights and the issuance, sale, transfer and delivery of the Shares issued upon exercise of Rights, and (b) to have the Rights (as of the date hereof) and the Shares (immediately upon their issuance upon exercise of Rights) listed for trading or quotation on such over-the-counter quotation system as the Company deems advisable.

     (b) On the date of its effectiveness and on the date of any Right sale or exercise, the Registration Statement will comply in all material respects with the applicable requirements of the Securities Act and the rules and regulations thereunder; on the date of its effectiveness, the Registration Statement will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and, the final prospectus contained in the Registration Statement, if not filed pursuant to rule 424(b), will not, and on the date of any filing pursuant to rule 424(b) and upon the date of any Right sale or exercise or any resale by an affiliate, such final prospectus (together with any supplement thereto) will not, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                                                                     EXHIBIT 4.4
                                                                     ----------

     Section 13. Adjustment of Subscription Price and Number of Shares Purchasable or Number of Rights. (a) Except as provided in Section 13(b) below, the Subscription Price and the number of Shares purchasable upon the exercise of each Right shall not be adjusted during the term of the Rights or upon exercise of any Right or Rights.

     (b) If the Company shall (i) pay a dividend on its shares of Class A Common Stock in shares of either Class A Common Stock or shares of the Company's Class B Common Stock, $.20 par value, (ii) subdivide its outstanding shares of Class A Common Stock, (iii) combine its outstanding shares of Class A Common Stock into a smaller number of shares of Class A Common Stock or (iv) reclassify the Class A Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), the number of Shares purchasable upon exercise of each Right immediately prior thereto shall be adjusted so that the holder of each Right shall be entitled upon exercise to receive the kind and number of Shares or other securities of the Company which such holder would have owned or have been entitled to receive after the happening of any of the events described above, had such Right been exercised immediately prior to the happening of such event or any record date with respect thereto. An adjustment made pursuant to this paragraph (b) shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event. In addition, in the event of any reclassification of the Class A Common Stock, references in this Agreement to Class A Common Stock shall thereafter be deemed to refer to the securities into which the Class A Common Stock shall have been reclassified.

     (c) In case of any consolidation of the Company with or merger of the Company into another corporation or in case of any sale or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety or the Company is a party to a merger or binding share exchange which reclassifies or changes its outstanding Class A Common Stock, the Company or such successor or purchasing corporation, as the case may be, shall execute with the Subscription Agent an agreement, in form and substance substantially equivalent to this Agreement, that each holder of a Subscription Certificate shall have the right thereafter, subject to terms and conditions substantially equivalent to those contained in this Agreement, upon payment of the Subscription Price in effect immediately prior to such action to purchase upon exercise of each Right the kind and amount of shares and other securities and property which such holder would have owned or have been entitled to receive after the happening of such consolidation, merger, sale or conveyance had such Right been exercised immediately prior to such action. The Company shall mail by first-class mail, postage prepaid, to each registered holder of a Right, notice of the execution of any such agreement. Such agreement shall provide for adjustments, which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 13. The provisions of this paragraph
(b) shall similarly apply to successive consolidations, mergers, sales or conveyances. The Subscription Agent shall be under no duty or responsibility to determine the correctness of any provisions contained in any such agreement relating either to the kind or amount of shares of stock or other securities or property receivable upon exercise of Rights or with respect to the method employed and provided therein for any adjustments and shall be entitled to rely upon the provisions contained in any such agreement

     Section 14. Fractional Rights and Fractional Shares. The Company shall issue one-sixth of a Right for each share of Class A Common Stock held by a Record Holder on the Record Date. The Company shall not distribute fractional Rights or Subscription Certificates that evidence fractional Rights. The number of Rights to be distributed to each Record Holder will be rounded up to the nearest whole number. Each Right will be exercisable for one share of Class A Common Stock.

                                                                     EXHIBIT 4.4
                                                                     -----------

     Section 15.  Notices to Rightholders.  If:

          (a) the Company shall declare any dividend payable in any securities upon its shares of Class A Common Stock or make any distribution (other than a cash dividend declared in the ordinary course) to the holders of its shares of Class A Common Stock, or

          (b) the Company shall offer to the holders of its shares of Class A Common Stock any additional shares of Class A Common Stock or securities convertible or exchangeable into shares of Class A Common Stock or any right to subscribe for or purchase Class A Common Stock, or

          (c) there shall be a dissolution, liquidation or winding up of the Company (other than in connection with a consolidation, merger or sale of all or substantially all of its property, assets and business as an entirety), then the Company shall (i) cause written notice of such event to be filed with the Subscription Agent and shall cause written notice of such event to be given to each of the registered holders of the Subscription Certificates at such holder's address appearing on the Rights Register, by first-class mail, postage prepaid, and (ii) make a public announcement in a daily morning English language newspaper of general circulation in New York City, New York, and in a daily morning Norwegian language newspaper of general circulation in Oslo, Norway, of such event, such giving of notice and publication to be completed at least 10 calendar days (or 20 calendar days in any case specified in clause (c) above) prior to the date fixed as a record date or the date of closing the transfer books for the determination of the stockholders entitled to such dividend, distribution or subscription rights, or for the determination of stockholders entitled to vote on such proposed dissolution, liquidation or winding up. Such notice shall specify such record date or the date of closing the transfer books, as the case may be. The failure to give the notice required by this Section 15 or any defect therein shall not affect the legality or validity of any dividend, distribution, right, option, warrant, dissolution, liquidation or winding up or the vote upon or any other action taken in connection therewith.

     Section 16. Merger, Consolidation or Change of Name of Subscription Agent. Any corporation into which the Subscription Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Subscription Agent shall be a party, or any corporation succeeding to the shareholder services business of the Subscription Agent, shall be the successor to the Subscription Agent hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation would be eligible for appointment as a successor Subscription Agent under the provisions of Section
18. If at the time such successor to the Subscription Agent shall succeed under this Agreement, any of the Subscription Certificates shall have been countersigned but not delivered, any such successor to the Subscription Agent may adopt the countersignature of the original Subscription Agent; and if at that time any of the Subscription Certificates shall not have been countersigned, any successor to the Subscription Agent may countersign such Subscription Certificates either in the name of the predecessor Subscription Agent or in the name of the successor Subscription Agent; in all such cases such Subscription Certificates shall have the full force provided in the Subscription Certificates and in this Agreement.

     If at any time the name of the Subscription Agent shall be changed and at such time any of the Subscription Certificates shall have been countersigned but not delivered, the Subscription Agent whose name has changed may adopt the countersignature under its prior name; and if at that time any of the Subscription Certificates shall not have been countersigned, the Subscription Agent may countersign such Subscription

                                                                     EXHIBIT 4.4
                                                                     -----------

Certificates either in its prior name or in its changed name; and in all such cases such Subscription Certificates shall have the full force provided in the Subscription Certificates and in this Agreement.

     Section 17. Subscription Agent. The Subscription Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Subscription Certificates, by their acceptance thereof, shall be bound:

     (a) The statements contained herein and in the Subscription Certificates shall be taken as statements of the Company, and the Subscription Agent assumes no responsibility for the correctness of any of the same except such as describe the Subscription Agent or action taken or to be taken by it. Except as herein otherwise provided, the Subscription Agent assumes no responsibility with respect to the execution, delivery or distribution of the Subscription Certificates.

     (b) The Subscription Agent shall not be responsible for any failure of the Company to comply with any of the covenants contained in this Agreement or in the Subscription Certificates to be complied with by the Company nor shall it at any time be under any duty or responsibility to any holder of a Right to make or cause to be made any adjustment in the Subscription Price or in the number of Shares issuable upon exercise of any Subscription (except as instructed by the Company)

     (c) The Subscription Agent may consult at any time with counsel satisfactory to it (who may be counsel for the Company) and the Subscription Agent shall incur no liability or responsibility to the Company or any holder of any Subscription Certificate in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the opinion or the advice of such counsel.

     (d) The Subscription Agent shall incur no liability or responsibility to the Company or to any holder of any Subscription Certificate for any action taken in reliance on any notice, resolution, waiver, consent, order, certificate or other paper, document or instrument believed in good faith by it to be genuine and to have been signed, sent or presented by the proper party or parties.


     (e) The Company agrees to pay to the Subscription Agent reasonable compensation for all services rendered by the Subscription Agent under this Agreement, to reimburse the Subscription Agent upon demand for all expenses, taxes and governmental charges and other charges of any kind and nature incurred by the Subscription Agent in the performance of its duties, under this Agreement and to indemnify the Subscription Agent and save it harmless against any and all losses, liabilities and expenses, including judgments, costs and reasonable counsel fees and expenses, for anything done or omitted by the Subscription Agent arising out of or in connection with this Agreement except as a result of its gross negligence or bad faith.

     (f) The Subscription Agent shall be under no obligation to institute any action, suit or legal proceeding or to take any other action likely to involve expense unless the Company or one or more registered holders of Subscription Certificates shall furnish the Subscription Agent with reasonable security and indemnity for any costs or expenses which may be incurred. All rights of action under this Agreement or under any of the Rights may be enforced by the Subscription Agent without the possession of any of the Subscription Certificates or the production thereof at any trial or other proceeding related thereto, and any such action, suit or proceeding instituted by the Subscription Agent shall be brought in its name as Subscription Agent, and any recovery or judgment shall be for the ratable benefit of the registered holders of the Rights, as their respective rights or interests may appear.

                                                                     EXHIBIT 4.4
                                                                     -----------

     (g) The Subscription Agent, and any stockholder, director, officer or employee thereof, may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though they were not the Subscription Agent under this Agreement, or a stockholder, director, officer or employee of the Subscription Agent, as the case may be. Nothing herein shall preclude the Subscription Agent from acting in any other capacity for the Company or for any other legal entity.


     (h) The Subscription Agent shall act hereunder solely as agent for the Company, and its duties shall be determined solely by the provisions hereof. The Subscription Agent shall not be liable for anything which it may do or refrain from doing in connection with this Agreement except for its own gross negligence or bad faith.

     (i) The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Subscription Agent for the carrying out or performing the provisions of this Agreement.

     (j) The Subscription Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Subscription Agent) or in respect of the validity or execution of any Subscription Certificate (except its countersignature thereof), nor shall the Subscription Agent by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of the Shares to be issued pursuant to this Agreement or any Subscription Certificate or as to whether the Shares will when issued be validly issued, fully paid and nonassessable or as to the Subscription Price or the number of Shares issuable upon exercise of any Right.

     (k) The Subscription Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from the Chairman, the President, any Vice President, the Treasurer, the Secretary or an Assistant Secretary of the Company, and to apply to such officers for advice or instructions in connection with its duties, and shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with instructions of any such officer or in good faith reliance upon any statement signed by any one of such officers of the Company with respect to any fact or matter (unless other evidence in respect thereof is herein specifically prescribed) which may be deemed to be conclusively proved and established by such signed statement.

     Section 18. Change of Subscription Agent. If the Subscription Agent shall resign (such resignation to become effective not earlier than 60 days after the giving of written notice thereof to the Company and the registered holders of Subscription Certificates) or shall become incapable of acting as Subscription Agent or if the Board of Directors of the Company shall by resolution remove the Subscription Agent (such removal to become effective not earlier than 30 days after the filing of a certified copy of such resolution with the Subscription Agent and the giving of written notice of such removal to the registered holders of Subscription Certificates), the Company shall appoint a successor to the Subscription Agent. If the Company shall fail to make such appointment within a period of 30 days after such removal or after it has been so notified in writing of such resignation or incapacity by the Subscription Agent or by the registered holder of a Subscription Certificate (in the case of incapacity), then the registered holder of any Subscription Certificate may apply to any court of competent jurisdiction for the appointment of a successor to the Subscription Agent. Pending appointment of a successor to the Subscription Agent, either by the Company or by such a court, the duties of the Subscription Agent shall be carried out by the Company. Any successor Subscription

                                                                     EXHIBIT 4.4
                                                                     -----------

Agent, whether appointed by the Company or by such a court, shall be a bank or trust company, in good standing, incorporated under the laws of any state or of the United States of America. As soon as practicable after appointment of the successor Subscription Agent, the Company shall cause written notice of the change in the Subscription Agent to be given to each of the registered holders of the Subscription Certificates at such holder's address appearing on the Rights Register. After appointment, the successor Subscription Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Subscription Agent without further act or deed. The former Subscription Agent shall deliver and transfer to the successor Subscription Agent any property at the time held by it hereunder and execute and deliver, at the expense of the Company, any further assurance, conveyance, act or deed necessary for the purpose. Failure to give any notice provided for in this Section 18 or any defect therein, shall not affect the legality or validity of the removal of the Subscription Agent or the appointment of a successor Subscription Agent, as the case may be.

     Section 19. Rightholder Not Deemed a Stockholder. Nothing contained in this Agreement or in any of the Subscription Certificates shall be construed as conferring upon the holders thereof the right to vote or to receive dividends or to consent or to receive notice as stockholders in respect of the meetings of stockholders or for the election of directors of the Company or any other matter, or any rights whatsoever as stockholders of the Company; provided, however, that Section 19 shall be construed as limiting the rights of any holder of a Subscription Certificate, which rights were conferred other than pursuant to this Agreement.

     Section 20. Delivery of Prospectus. If the Company is required under applicable federal or state securities laws to deliver a prospectus upon exercise of Rights, the Company will furnish to the Subscription Agent sufficient copies of a prospectus, and the Subscription Agent agrees that upon the exercise of any Subscription Certificate by the holder thereof, the Subscription Agent will deliver to such holder, prior to or concurrently with the delivery of the certificate or certificates for the Shares issued upon such exercise, a copy of the prospectus.

     Section 21. Notices to Company and Subscription Agent. Any notice or demand authorized by this Agreement to be given or made by the Subscription Agent or by any registered holder of any Subscription Certificate to or on the Company shall be sufficiently given or made if sent by mail, first-class or registered, postage prepaid, addressed (until another address is filed in writing by the Company with the Subscription Agent), as follows:

          Alpharma Inc.
          One Executive Drive
          Fort Lee, New Jersey 07024
          Attention:  Corporate Counsel

     If the Company shall fail to maintain such office or agency or shall fail to give such notice of any change in the location thereof, presentation may be made and notices and demands may be served at the principal office of the Subscription Agent.

     Any notice pursuant to this Agreement to be given by the Company or by any registered holder of any Subscription Certificate to the Subscription Agent shall be sufficiently given if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing by the Subscription Agent with the Company), as follows:

                                                                     EXHIBIT 4.4
                                                                     -----------


          BankBoston, N.A.
          c/o Boston Equiserve, L.P.
          150 Royall Street
          Mail Stop 45-01-40
          Canton, Massachusetts  02021
          Attn:  Corporate Reorganization


The Subscription Agent maintains a Subscription Agent Office at Securities Transfer and Reporting Services, Inc. (STARS), 55 Broadway, New York, New York 10006.

     Section 22. Supplements and Amendments. The Company and the Subscription Agent may from time to time supplement or amend this Agreement without the approval of any holders of Subscription Certificates in order to cure any ambiguity, manifest error or other mistake in this Agreement, or to correct or supplement any provision contained herein that may be defective or inconsistent with any other provision herein, or to make any other provisions in regard to matters or questions arising hereunder that the Company and the Subscription Agent may deem necessary or desirable and that shall not adversely affect, alter or change the interests of the holders of the Rights in any material respect.

     Any supplement or amendment of this Agreement which may not be made by the Company and the Subscription Agent without the approval of holders of Subscription Certificates pursuant to the preceding paragraph shall require the approval of the holders of Subscription Certificates entitled to purchase upon exercise thereof a majority of the Shares which may be purchased upon the exercise of all outstanding Subscription Certificates at the time that such amendment or supplement is to be made. Notwithstanding the foregoing, any amendment or supplement to this Agreement which would provide for an adjustment to either (i) the number of Shares purchasable upon exercise of a Right or (ii) the exercise price for which Shares are purchasable upon exercise of a Right, in either case, in a manner not provided for in this agreement and in a manner that would have a substantial negative impact on the holders of Subscription Certificates, then such amendment or supplement shall require the consent of the holders of all Subscription Certificates.

     Section 23. Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Subscription Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

     Section 24. Termination. This Agreement shall terminate the Close of Business on the date which is five New York Stock Exchange trading days after the Expiration Date. The provisions of Section 12 shall survive such termination.

     Section 25. Governing Law. This Agreement and each Subscription Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be construed in accordance with the internal laws of the State of New York without regard to principles of conflict of law or choice of laws of the State of New York or any other jurisdiction which would cause the application of any laws other than of the State of New York.

     Section 26. Benefits of this Agreement. Nothing in this Agreement shall be construed to give to any person or corporation other than the Company, the Subscription Agent and the registered holders of the Subscription Certificates any legal or equitable right, remedy or claim under this Agreement, and this Agreement shall be for the sole and exclusive benefit of the Company, the Subscription Agent and the registered holders of the Subscription Certificates.

                                                                     EXHIBIT 4.4
                                                                     -----------


     Section 27. Counterparts. This Agreement may be executed in a number of counterparts and each of such counterparts shall all for purposes be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

     Section 28. Headings. The headings of sections of this Agreement have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.


                             *    *    *    *    *

     IN WITNESS WHEREOF the parties hereto have caused this Rights Agreement to be executed and delivered as of the day and year first above written.





||                                   ALPHARMA INC.


                                     By:/s/ Jeffrey E. Smith
                                        ------------------------------------
                                        Name:  Jeffrey E. Smith
                                        Title: Vice President Finance, Chief
                                               Financial Officer


Attest:


/s/ Albert N. Marchio
----------------------------------
    Albert N. Marchio, II,
    Treasurer


                                     BANKBOSTON, N.A.

                                     By /s/ Barbara Cummings
                                        ------------------------------------
                                        Name:  Barbara Cummings
                                        Title: Administration Manager

Attest:

Not Witnessed
----------------------------------


||

                                                                     EXHIBIT 4.4
                                                                     -----------

                                                                       EXHIBIT A
                                                                       ---------


        VOID IF NOT RECEIVED BY THE SUBSCRIPTION AGENT BEFORE 5:00 P.M.
                   EASTERN STANDARD TIME ON NOVEMBER 25, 1997

Cusip No. 020813-13-5               Number of Rights:  ____________
                                    Number of Rights Shares Available
                                    Pursuant to Subscription Privilege:
                                    _____________

                           ALPHARMA INC. SUBSCRIPTION
                            RIGHTS FOR COMMON STOCK

Dear Stockholder:

  IN ORDER TO EXERCISE YOUR RIGHTS, YOU MUST COMPLETE THE TEAR OFF CARD BELOW.

As the registered owner of this Subscription Certificate, you are entitled to subscribe for the number of shares of Class A Common Stock, par value $.20 per share (the "Class A Stock") of Alpharma Inc. shown above. You may subscribe for such shares at the Subscription Price of $16.34 per share.

                                                     (continued on reverse side)

                    THIS SUBSCRIPTION RIGHT IS TRANSFERABLE
________________________________________________________________________________

CUSIP NO. 020813-13-5        VOID IF NOT RECEIVED BY THE SUBSCRIPTION AGENT
                         BEFORE 5:00 P.M., EASTERN STANDARD TIME, ON THE EXPIRATION DATE

Control No. _________              Rights Represented by this Subscription
                                   Certificate _________

Account No. ________
                                 ALPHARMA INC.
                     SUBSCRIPTION RIGHTS FOR CLASS A STOCK
          (Complete appropriate section on reverse side of this card)

The registered owner of this Subscription Certificate, named below, or assigns, is entitled to the number of Rights to subscribe for the Class A Stock of Alpharma Inc. (the "Company") shown above, in the ratio of one share of Class A Stock for each Right, pursuant to and upon the terms and conditions and at the Subscription Price for each share of Class A Stock specified in the Prospectus relating thereto. Stock certificates for the shares subscribed for will be delivered as soon as practicable after full payment for the shares subscribed for has been received and cleared. Any refund in connection with subscriptions will be delivered as soon as practicable thereafter. The Subscription Certificate may be transferred, in the same manner and with the same effect as in the case of a negotiable instrument payable to specific persons, by duly completing and signing the assignment on the reverse side hereof.

TO SUBSCRIBE, A RIGHT AND FULL PAYMENT OF THE SUBSCRIPTION PRICE ARE REQUIRED FOR EACH SHARE OF CLASS A STOCK. SEE REVERSE SIDE FOR FORMS.

                              ALPHARMA INC.


                              By:  ________________________________________
                                   Name:  Einar W. Sissener
                                   Title: Chairman and Chief Executive Officer


                              BankBoston, N.A., Subscription Agent


                              By:  ________________________________________


If the aggregate Subscription Price paid by a Rightholder is insufficient to purchase the aggregate number of shares subscribed for, then such Rightholder will be deemed to have exercised the Subscription Privilege to the full extent of the payment tendered. If the total Subscription Price paid by a Rightholder exceeds the amount necessary to purchase the number of shares for which the Rightholder has indicated an intention to subscribe, then the excess payment tendered will be refunded to the Rightholder as soon as practicable thereafter. Capitalized terms used but not defined herein have the meaning given to such terms in the Prospectus enclosed herewith.

STOCK CERTIFICATES FOR THE SHARES SUBSCRIBED TO PURSUANT TO THE SUBSCRIPTION PRIVILEGE WILL BE DELIVERED AS SOON AS PRACTICABLE AFTER FULL PAYMENT FOR THE SHARES SUBSCRIBED FOR HAS BEEN RECEIVED AND CLEARED. ANY REFUND IN CONNECTION WITH YOUR SUBSCRIPTION WILL BE DELIVERED AS SOON AS PRACTICABLE THEREAFTER.

FULL PAYMENT FOR THE RIGHTS SHARES MUST ACCOMPANY THIS FORM AND MUST BE MADE PAYABLE IN UNITED STATES DOLLARS IN A CHECK OR BANK DRAFT DRAWN UPON A U.S. BANK OR POSTAL, TELEGRAPHIC OR EXPRESS MONEY ORDER AND PAYABLE TO BANKBOSTON, N.A., AS Subscription Agent. ALTERNATIVELY, A NOTICE OF GUARANTEED DELIVERY MUST ACCOMPANY THE EXERCISE FORM.


                                 ALPHARMA INC.

                PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY

PLEASE FILL IN ALL APPLICABLE INFORMATION     TO: BANKBOSTON, N.A.
AND SEND BY TELEGRAM, FACSIMILE TRANSMISSION      C/O BOSTON EQUISERVE, L.P.
OR MAIL                                           150 ROYALL STREET
                                                  MAIL STOP 45-02-53
                                                  CANTON, MASSACHUSETTS  02021
                                                  ATTN: CORPORATE REORGANIZATION
                                                  TELECOPIER:  (617) 575-2233


________________________________________________________________________________

IF YOU WISH TO SUBSCRIBE FOR YOUR FULL ENTITLEMENT OF RIGHTS SHARES  OR A
--------------------------------------------------------------------------
PORTION THEREOF
---------------


I apply for _______ _________ X $16.34 = $___________________
            (No. of new shares)            (AMOUNT ENCLOSED)


________________________________________________________________________________

 TO SUBSCRIBE: I hereby irrevocably subscribe for               TO TRANSFER RIGHTS: For value received, _____ of
 the face amount of Class A Stock indicated above,              the Rights represented by the Subscription
 hereon upon the terms and conditions specified in              Certificates are assigned to:
 the Prospectus relating thereto, receipt of which
 is acknowledged. I hereby agree that if I fail to
 pay for the shares of Class A Stock for which I
 have subscribed, the Company may exercise any of
 the remedies set forth in the Prospectus.                      _________________________________________________
                                                                         (Print Full Name of Assignee)


                                                                _________________________________________________
                                                                         (Print Full Address)

_____________________________________

_____________________________________                           _________________________________________________
 Signature(s) of  Subscriber(s)                                          Signature(s) of Assignor(s)

_____________________________________                           IMPORTANT: The Signature(s) must correspond in
 Address for delivery of shares if                                         every particular, without alteration,
 other than shown on front                                                 with the name(s) as printed on the
                                                                           reverse of this Subscription
 If permanent change of address, check here  [_]                           Certificate.
                                                                Your Signature must be guaranteed by: (a) a
 Please give your telephone number:                             commercial bank or trust company or (b) a member
                                                                firm of a domestic stock exchange, (c) a savings
 (    )                                                         or credit union.
-------------------------------------
                                                                Signature:_______________________________________
                                                                                (Name of Bank or Firm)

                                                                By:______________________________________________
                                                                                (Signature of Officer and Title)

_______________________________________________________________________________


                                       16